UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2025

Piermont Valley Acquisition Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41108	98-1598114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7533 S Center View Ct West Jordan, Utah	84084
(Address of principal executive offices)	(Zip Code)

(929) 792-5788

(Registrant’s telephone number, including area code)

Capitalworks Emerging Markets Acquisition Corp, 44320 Osgood Road, Freemont, CA 94539

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001, and one-half of one redeemable warrant	CMCAU	OTC
Class A ordinary shares, par value $0.0001 per share	CMCAF	OTC
Warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CMCAW	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

Effective as of July 11, 2025, Piermont Valley Acquisition Corp. (the “Company”), Vikasati Partners LLC (the “Sponsor”) and Valleypark Road, LLC (“Purchaser”) entered into a purchase agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, among other things: (a) the Sponsor transferred to the Purchaser an aggregate of 2,238,999 Class A Ordinary Shares, par value $0.0001 per share, of the Company and 1 Class B Ordinary Share, par value $0.0001 per share, of the Company; (b) the Company, the Purchaser and Sponsor executed an amendment to the letter agreement originally executed in connection with the Company’s initial public offering (“IPO”); (c) the Sponsor gave to Purchaser the irrevocable right to vote the shares retained by it on its behalf and the Sponsor and CEMAC Sponsor LP, the Company’s former sponsor (“Prior Sponsor”) agreed to take certain other actions on its behalf with respect to certain matters; and (d) the Sponsor and the Prior Sponsor agreed to cancel an aggregate of 11,700,000 private placement warrants purchased by the Prior Sponsor at the time of the IPO.

The Company has agreed to prepare and file with the Securities and Exchange Commission, and thereafter mail, an information statement (“Information Statement”) pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of notifying the Company’s shareholders of the above-referenced transactions and change in the majority of the Board as soon as practicable. Pursuant to the Purchase Agreement, the Purchaser will appoint additional directors to the Company’s board to be effective ten days after mailing of the Information Statement to all holders of record of the Company’s ordinary shares.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

On July 11, 2025, in connection with the execution of the Purchase Agreement, effective immediately, the following officers and directors submitted the resignation of their respective offices: Suresh Guduru as Chief Executive Officer, Chairman and director of the Company; Brian Coad as Chief Financial Officer and a director of the Company; and each of John Levy, Suresh Singamsetty and Kishore Kondragunta as a director of the Company. There were no disagreements between the Company and any officer or director on any matter related to the Company’s operations, policies or practices.

Appointment of Officers and Directors

Effective July 11, 2025, in connection with the execution of the Purchase Agreement and resignation of the above-referenced officers and directors, Wei Qian was appointed as Chairman, Chief Executive Officer, Chief Financial Officer and a Director of the Company.

In connection with his appointment, the Company and Wei Qian will enter into a standard form of indemnification agreement. Other than pursuant to the Purchase Agreement, there are no arrangements or understandings pursuant to which Wei Qian has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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Wei Qian has served as the Director of Capital Markets at Fusion Park, LLC, a US-based firm specializing in climate change tech investments and consulting, since March 2023. Mr. Qian’s past roles include serving as General Manager in the New York office of Cathay Holding Corp., a private equity firm, from May 2021 to March 2023, as Interim CEO of Hemp Logic Inc., a US-based CBD company to spearhead its expansion in China, from August 2020 to May 2021, as Director of Investment at Xingtong Capital, an investment fund within the Shanshan Group, from July 2015 to July 2017, and as Vice Director of Investment at Transfar Holding Group, an investment company within Transfar Group, from July 2017 to August 2018. Mr. Qian’s career began in 2011 and he has had experience in private equity and venture capital, focusing on TMT, healthcare, and climate tech sectors. Mr. Qian served as an independent director of Battery Future Acquisition Corp., a SPAC, from March 2024 until its business combination with Class Over Inc. in April 2025.  Mr. Qian received a bachelor’s degree from Shanghai Jiaotong University and an MBA from St. John’s University.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference into this item to the extent required.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Share Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERMONT VALLEY ACQUISITION CORP

Dated: July 14, 2025	By:	/s/ Wei Qian
	Name:	Wei Qian
	Title:	Chairman and Chief Executive Officer

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